Exhibit 5.1


DORSEY & WHITNEY LLP

    MINNEAPOLIS              PILLSBURY CENTER SOUTH                  BILLINGS
     NEW YORK                220 SOUTH SIXTH STREET                GREAT FALLS
      SEATTLE           MINNEAPOLIS, MINNESOTA 55402-1498            MISSOULA
      DENVER                TELEPHONE: (612) 340-2600                BRUSSELS
  WASHINGTON, D.C.             FAX: (612) 340-2868                     FARGO
    DES MOINES                                                       HONG KONG
     ANCHORAGE                                                       ROCHESTER

LONDON                                                            SALT LAKE CITY

COSTA MESA                                                           VANCOUVER



E. W. Blanch Holdings, Inc.
500 North Akard, Suite 4500
Dallas, Texas 75201

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to E. W. Blanch Holdings, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 relating to the sale by the Company from time to time of up to 1,000,000 shares (the "Shares") of common stock, par value $.O1 per share, of the Company. The shares will be issuable under the 2000 Stock Incentive Plan of E. W. Blanch Holdings, Inc. (the "Plan").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         DORSEY & WHITNEY LLP


E.W. Blanch Holdings, Inc.
June 30, 2000
Page 2

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 of the Company relating to the Shares.

                                       Very truly yours,

                                       /s/ Dorsey & Whitney LLP

GLT